UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

May 26, 2015

(Date of Report (Date of Earliest Event Reported))

EXTRA SPACE STORAGE INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32269	20-1076777
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2795 East Cottonwood Parkway, Suite 400

Salt Lake City, Utah 84121

(Address of Principal Executive Offices)

(801) 365-4600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 26, 2015, at the 2015 annual meeting of stockholders of Extra Space Storage Inc. (the “Company”), the Company’s stockholders, upon the recommendation of the Company’s board of directors, approved the Company’s 2015 Incentive Award Plan (the “2015 Plan”). The board of directors approved and adopted the 2015 Plan on March 31, 2015, subject to stockholder approval. The 2015 Plan was adopted by the board of directors to replace the Company’s 2004 Long Term Incentive Compensation Plan (the “2004 Plan”) and 2004 Non-Employee Directors’ Share Plan.

The 2015 Plan authorizes the Compensation, Nominating and Governance Committee (the “CNG Committee”) of the board of directors to grant stock options, restricted stock units, restricted stock, stock appreciation rights, performance shares, stock payments, other incentive awards, dividend equivalents and performance bonus awards. The 2015 Plan also authorizes the CNG Committee to grant performance awards that may qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). The 2015 Plan authorizes the grant of awards to non-employee directors, employees and consultants of the Company.

The 2015 Plan is administered by the CNG Committee, which may delegate its duties and responsibilities to committees of the Company’s directors and/or officers, subject to certain limitations that may be imposed under Section 162(m), Section 16 of the Securities Exchange Act of 1934, as amended, and/or stock exchange rules, as applicable. Notwithstanding the foregoing, the full board of directors will administer the 2015 Plan with respect to awards to non-employee directors.

The total number of shares reserved for issuance under the 2015 Plan will equal the sum of (1) the number of shares of the Company’s common stock which, as of the date of the annual meeting, remained available for issuance under the 2004 Plan, and (2) any shares subject to outstanding awards under the 2004 Plan as of the date of the annual meeting which, on or after such date, are forfeited or otherwise terminate or expire for any reason without the issuance of shares. In no event will more than 2,627,725 shares be available for issuance under the 2015 Plan. The maximum number of shares of common stock that may be issued in connection with awards of incentive stock options under the 2015 Plan is 1,800,000 shares. In addition, the following annual limitations apply: (a) the maximum aggregate number of shares of common stock that may be subject to awards granted to any one participant during a calendar year is 1,000,000; (b) the maximum aggregate amount of cash that may be paid to any one participant during any calendar year with respect to awards initially payable in cash is $5,000,000; and (c) the maximum aggregate value, determined as of the grant date under applicable accounting standards, of awards that may be granted to any non-employee director pursuant to the 2015 Plan during any calendar year is $500,000.

The 2015 Plan also contains provisions with respect to payment of exercise or purchase prices, vesting and expiration of awards, adjustments and treatment of awards upon certain corporate transactions, including stock splits, recapitalizations and mergers, transferability of awards and tax withholding requirements. The 2015 Plan may be amended or terminated by the board of directors at any time, subject to certain limitations requiring stockholder consent or the consent of the participant.

The terms and conditions of the 2015 Plan are described in the section entitled “Item 4 — Approval of the Extra Space Storage Inc. Incentive Award Plan” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 14, 2015. The foregoing description of the 2015 Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the 2015 Plan, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

ITEM 5.07	Submission of Matters to a Vote of Security Holders

The 2015 annual meeting of stockholders of the Company was held on May 26, 2015. Set forth below is a brief description of each matter voted on at the meeting and the final voting results.

Proposal 1. The election of seven members of the Company’s board of directors for terms expiring at the 2016 annual meeting of stockholders and until their successors are duly elected and qualify.

Director	Votes For	Votes Withheld	Broker Non-Vote
1. Kenneth M. Woolley	94,954,471	5,926,824	6,677,515
2. Spencer F. Kirk	99,480,824	1,400,471	6,677,515
3. Karl Haas	89,391,784	11,489,511	6,677,515
4. Joseph D. Margolis	99,239,195	1,642,100	6,677,515
5. Diane Olmstead	98,981,150	1,900,145	6,677,515
6. Roger B. Porter	98,899,710	1,981,585	6,677,515
7. K. Fred Skousen	99,235,909	1,645,386	6,677,515

Proposal 2. The ratification of the Audit Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2015.

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
105,823,802	1,721,777	11,230	2,001

Proposal 3. The approval, on an advisory basis, of the compensation of the named executive officers, as disclosed in the Company’s proxy statement.

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
100,072,776	781,136	29,377	6,675,521

Proposal 4. The approval of the Extra Space Storage Inc. 2015 Incentive Award Plan.

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
97,209,802	2,657,664	1,013,826	6,677,518

ITEM 9.01	Financial Statements and Exhibits

Exhibit Number	Description of Exhibit

10.1	Extra Space Storage Inc. 2015 Incentive Award Plan (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-8 filed on May 8, 2015).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTRA SPACE STORAGE INC.

Date: May 29, 2015	By	/s/ Gwyn McNeal
	Name:	Gwyn McNeal
	Title:	Executive Vice President and Chief Legal Officer